Exhibit 10.24.1

FIRST AMENDMENT TO

LICENSE TRANSFER AND TRANSITION SERVICES AGREEMENT

THIS FIRST AMENDMENT TO LICENSE TRANSFER AND TRANSITION SERVICES AGREEMENT (this “Amendment”) is made and entered into this      day of February 2005, by and among Refocus Group, Inc., a Delaware corporation (“Refocus”), Refocus Ocular, Inc., a Delaware corporation that is a wholly-owned subsidiary of Refocus (“Licensor”), CIBA Vision AG, a Swiss corporation (“Licensee”), and CIBA Vision Corporation, a Delaware corporation (“CIBA”).  All initially capitalized terms not defined herein shall have the meanings attributable to them in the License Transfer Agreement (as defined herein).

RECITALS

WHEREAS, each of Refocus, Licensor, Licensee and CIBA is a party to that certain License Transfer and Transition Services Agreement, dated January 30, 2004 (the “License Transfer Agreement”);

WHEREAS, Refocus, Licensor, Licensee and CIBA desire to amend the License Transfer Agreement to the extent provided in this Amendment; and

WHEREAS, Refocus and Licensor desire to waive certain alleged defaults under the License Transfer Agreement to the extent provided in this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties, intending to be legally bound hereby, hereby agree as follows:

A.            Amendment to the License Transfer Agreement.  The License Transfer Agreement is hereby amended as follows:

1.             Subsection 1 of Section D of the License Transfer Agreement is deleted in its entirety and replaced with the following:

“1.           As compensation for the termination of the License Agreement, the forgiveness of any and all royalties paid under the License Agreement, and the services to be performed under this Agreement by Licensee, CIBA and their respective affiliates, and in consideration for the other promises and covenants of Licensee, CIBA and their respective affiliates, Licensor shall pay to CIBA, in lawful money of the United States of America, a royalty (“Royalty” or “Royalties”) equal to four percent (4%) of Net Sales (as defined herein) from February    , 2005, until the earlier of (i) December 31, 2009, and (ii) the date that CIBA shall have received Royalty payments in the aggregate amount of $3,250,000 (the “Royalty Term”), it being understood that the maximum amount of Royalties required to be paid to CIBA hereunder shall be $3,250,000.  All Royalties earned under this Agreement during a calendar quarter in the Royalty Term shall be paid by Licensor to CIBA within 45 days of the last day of such calendar quarter.  At the written request of CIBA, Licensor will provide a reasonable accounting of all Royalties earned by CIBA hereunder during the prior calendar quarter within 15 days following Licensor’s receipt of such request.  The Chief Financial Officer of Refocus will certify that such accounting is complete and accurate in all material respects.  In the event that the aggregate amount of Royalties paid to CIBA for the Royalty Term is less than $3,250,000, Licensor shall pay to CIBA, on or prior to February 15, 2010, the difference between the aggregate amount of Royalties paid to CIBA under this Agreement and $3,250,000.  Notwithstanding anything to the contrary herein, Licensor may terminate its obligation to pay Royalties hereunder by paying to CIBA, on or before January 1, 2006, the amount of $2,000,000, less the amount of Royalties previously paid to CIBA as of such date, and such payment shall constitute full and final payment of any and all amounts due and payable to CIBA or Licensee by Licensor or Refocus pursuant to this Section D.

For purposes of this Agreement, “Net Sales” means the gross amount received by Licensor, Refocus, their respective affiliates and approved sublicensees from third parties for the sale or other disposition of the Products less (i) returns, (ii) the cost of samples distributed, and (iii) discounts, credits or allowances actually granted in the ordinary course of business and consistent with Licensor’s or Refocus’ general practices.  All non-U.S. sales shall be converted into U.S. Dollars using the exchange rate quoted in the Wall Street Journal as of the last day of the calendar quarter for which the calculation of Net Sales is made.”

B.            Waiver and Liquidated Damages.

1.             Refocus and Licensor hereby forever waive any and all defaults under Section C of the License Transfer Agreement with respect to the non-performance of the Services by CIBA, Licensee and their respective affiliates, including, but not limited to, any failure to finalize and issue, or cause to be finalized and issued, on a timely basis appropriate CE Mark certifications on the implant and blade;  provided, however, Refocus and Licensor do not waive any default under Section C of the License Transfer Agreement with respect to the performance or nonperformance of the Services in violation of any applicable codes, ordinances or other requirements of governmental or regulatory authorities having jurisdiction over the services and work performed pursuant to the License Transfer Agreement (the “Non-Waived Services”).  Notwithstanding anything to the contrary herein, Refocus and Licensor shall be entitled to continue to rely on the certifications, test results, conformance to Quality System Regulations and other representations made with respect to the Products by CIBA, Licensee or their respective affiliates (“Reliance Provisions,” and together with the Non-Waived Services, collectively, the “Non-Waived Provisions”).

2.             In the event that Licensee, CIBA or their respective affiliates shall default in their respective obligations pursuant to Non-Waived Provisions or materially breach the Non-Waived Provisions, Licensor’s and Refocus’ sole and exclusive remedy will be the payment by Licensee or CIBA to Licensor or Refocus of an amount equal to Ten Thousand and No/100 Dollars ($10,000.00), as liquidated damages.  Licensor, Refocus, Licensee and CIBA hereby acknowledge and agree that Licensor’s and Refocus’ damages relating to Licensee’s, CIBA’s or their respective affiliates’ default of the Non-Waived Provisions are difficult to ascertain with certainty, and therefore, Licensor, Refocus, Licensee and CIBA hereby agree that Ten Thousand and No/100 Dollars ($10,000.00) is a fair estimate of Licensor’s and Refocus’ damages arising out of, or caused by, the default of the Non-Waived Provisions and that CIBA’s maximum total liability to Licensor and Refocus pursuant to the License Transfer Agreement and this Amendment shall be Ten Thousand and No/100 Dollars ($10,000.00), regardless of the number of instances of default or whether such instances of default relate to the same or different Non-Waived Provisions.

C.            Miscellaneous.

1.             This Amendment, the License Transfer Agreement, the Secrecy Agreement and any other agreement contemplated herein or therein, and the exhibits attached hereto or thereto, constitute the entire agreement between the parties pertaining to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof or thereof, except as specifically set forth herein or therein.  This Amendment may only be amended or modified by an instrument in writing executed by Licensor, Refocus, Licensee and CIBA.  No waiver of any of the provisions of this Amendment shall be deemed, or shall constitute, a waiver of any other provision of this Amendment, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

2.             By executing this Amendment, Licensor, Refocus, Licensee and CIBA, for themselves and their respective Designees, represent and warrant that each of them has the right and authority to enter into and accept the terms and covenants of this Amendment.

3.             This Amendment shall be construed and interpreted according to the laws of the State of Texas, without regard to the conflicts of law provisions thereof.

4.             This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

5.             Except as specifically provided herein, the License Transfer Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Amendment, formed by four (4) pages, on the day and year first above written.

REFOCUS:	REFOCUS GROUP, INC.

By:
	Name:	Terence A. Walts
	Title:	President

LICENSOR:	REFOCUS OCULAR, INC.

By:
	Name:	Terence A. Walts
	Title:	President

LICENSEE:	CIBA VISION AG

By:
Name:
Title:

CIBA:	CIBA VISION CORPORATION

By:
Name:
Title: